UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AKERNA CORP.

(Exact name of registrant as specified in its charter)

Delaware	83-2242651
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1630 Welton Street, Floor 4

Denver, Colorado 80202

(Address of principal executive offices)(Zip Code)

Akerna Corp. 2019 long term incentive plan

(Full title of the plans)

Jessica Billingsley

Chief Executive Officer

Akerna Corp.

1630 Welton Street, Floor 4

Denver, Colorado 80202

(Name and Address of Agent for Service)

(888) 932-6537

(Telephone Number, including area code, of agent for service)

(Address, including zip code, and telephone number,

1including area code, of agent for service)

Copies to:

Jason K Brenkert, Esq.

Dorsey & Whitney LLP

1400 Wewatta Street, Suite 400

Denver, Colorado 80202

Telephone: (303) 352-1133

Fax Number: (303) 629-3450

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share (1)	525,000	$6.64	(2)	$3,486,000	$452.48
Total	525,000	N/A		$3,486,000	$452.48

(1)	Pursuant to Rule 416(a), this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends, or similar transactions relating to the shares covered by this registration statement. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low sales price of the registrant’s common stock on August 5, 2020, as reported by the NASDAQ Capital Market..

INTRODUCTORY STATEMENT

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 by Akerna Corp. (the “Registrant”), in order to register 525,000 additional shares of common stock, par value $0.0001 per share (“Common Stock”), which have been reserved for issuance pursuant to awards of options, stock, restricted stock, restricted stock units or appreciation rights (“Awards”) to be granted under the Akerna Corp. 2019 Long Term Incentive Plan (the “Plan”) to our employees, officers, directors, consultants and “affiliates” as such term is defined in Rule 405 under the Securities Act, which shares may include “control securities” as such term is defined in General Instruction C to Form S-8.

An aggregate of 1,040,038 shares of Common Stock reserved for issuance under the Plan were previously registered with the United States Securities and Exchange Commission (the “Commission”) on the Registrant’s Registration Statement on Form S-8 filed with the Commission on August 27, 2019 (File No. 333-233480) (the “Prior Registration Statement”). The Registrant incorporates by reference herein the contents of the Prior Registration Statement.

If an Award issued under the Plan expires without the recipient having vested in all of the shares of Common Stock to which such recipient was entitled, the unvested shares of Common Stock shall be released from their allocation and reservation, in the case of options or restricted stock units, or repurchased and canceled by the Registrant, in the case of restricted stock, and shall be again available for the purposes of the Plan.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

*	The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

 1

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed or furnished by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this registration statement:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed with the Commission on September 23, 2019;

(b)	the Registrant’s Proxy Statement on Schedule 14A, in connection with the Company’s November 11, 2019 annual general meeting of stockholders, to the extent such information is specifically incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, as filed with the Commission on October 1, 2019;

(c)	the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2019, December 31, 2019 and March 31, 2020, filed with the Commission on November 14, 2019, February 13, 2020 and May 15, 2020, respectively;

(d)	the Registrant’s Current Reports on Form 8-K filed with the Commission on July 8, 2019, September 26, 2019, October 1, 2019, October 21, 2019, November 13, 2019, November 26, 2019, December 18, 2019, December 23, 2019, March 3, 2020, April 9, 2020, May 29, 2020, June 9, 2020, June 12, 2020, July 2, 2020, July 8, 2020 and August 4, 2020;

(e)	all other reports of the Registrant filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report incorporated by reference herein pursuant to (a) above; and

(f)	The description of the Common Stock contained in the registration statement on Form 8-A, filed by MTech with the SEC on January 26, 2018, the Company is the successor issuer to MTech, including any amendment or report filed for purposes of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicate that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Our Amended and Restated Certificate of Incorporation provides that all our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted under the Delaware General Corporation Law. Our Amended and Restated Bylaws provide for indemnification of our officers, directors and others who become a party to an action on our behalf by us to the fullest extent not prohibited under the Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

See the Exhibit Index.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represents no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 7th day of August, 2020.

AKERNA CORP.

/s/ Jessica Billingsley
Name:	Jessica Billingsley
Title:	Chief Executive Officer
(Principal Executive Officer)

/s/ John Fowle
Name:	John Fowle
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

Power of Attorney

Each person whose signature appears below constitutes and appoints Jessica Billingsley his/her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for them in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jessica Billingsley	Chief Executive Officer and Director	August 7, 2020
Jessica Billingsley	(Principal Executive Officer)

/s/ John Fowle	Chief Financial Officer	August 7, 2020
John Fowle	(Principal Financial and Accounting Officer)

/s/ Scott Sozio	Director	August 7, 2020
Scott Sozio

/s/ Tahira Rehmatullah	Director	August 7, 2020
Tahira Rehmatullah

/s/ Matthew Kane	Director	August 7, 2020
Matthew Kane

/s/ Mark Iwanowski	Director	August 7, 2020
Mark Iwanowski

EXHIBIT INDEX

Exhibit Number	Description
4.1*	Akerna Corp. 2019 Long Term Incentive Plan (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-8 (File No. 333-233480))

4.2*	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-4 (File No. 333-228220))

4.3*	Form of Option Grant Certificate (incorporated by reference to Exhibit 10.12 on Current Report on Form 8-K filed by the registrant on June 21, 2019)

4.4*	Form of Restricted Stock Unit Award (incorporated by reference to Exhibit 10.13 on Current Report on Form 8-K filed by the registrant on June 21, 2019)

4.5*	Form of Stock Award (incorporated by reference to Exhibit 10.14 on Current Report on Form 8-K filed by the registrant on June 21, 2019)

4.6*	Form of Restricted Stock Award (incorporated by reference to Exhibit 10.15 on Current Report on Form 8-K filed by the registrant on June 21, 2019)

4.7*	Form of Appreciation Rights Award (incorporated by reference to Exhibit 10.16 on Current Report on Form 8-K filed by the registrant on June 21, 2019)

4.8*	Form of Voting Agreement (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by the registrant on June 8, 2020)

4.9*	Akerna Corp. 2019 Long Term Incentive Plan (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-8 (File No. 333-233480))

5.1	Opinion of Dorsey & Whitney LLP

23.1	Consents of Marcum LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Dorsey & Whitney LLP

24.1	Powers of Attorney filed with the signature pages hereto

 * Incorporated by reference herein